SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  July 23, 2004
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  1-31895                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                               3604 Swann Avenue
                             Tampa, Florida  33609
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code











ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 23, 2004, we purchased a 23,500 square foot multi-tenant office building located in Tampa, Florida for $3,058,770 from a non-affiliated party.

     Approximately one-half of the building is currently being leased by non-related companies. The facility will house all of our Tampa based operations and administrative staff and will provide additional space for future expansion as necessary.

     We entered into a mortgage loan for $2,000,000 with the Bank of Tampa and paid the balance of the purchase and closing costs from operating funds. The mortgage loan is due in 10 years and monthly payments are based on a 20 year amortization schedule. Interest, initially at 4.94%, will be adjustable semiannually based upon changes in the LIBOR (London Interbank Offered Rate) index.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: August 2, 2004              By:/s/ John C. Morris
                                      John C. Morris, President